Exhibit 99.B(d)(11)

FIRST AMENDMENT TO EXPENSE LIMITATION AGREEMENT

This First Amendment, dated as of June 1, 2018 is entered into between PNC Capital Advisors, LLC a Delaware limited liability company (the “Adviser”), and PNC Funds, a Delaware statutory trust.

WHEREAS, the Adviser and PNC Funds have entered into an Expense Limitation Agreement dated September 29, 2017 (the “Expense Limitation Agreement”) under which the Adviser agrees to waive its fees and/or reimburse expenses (or cause its affiliates to waive their fees and/or reimburse expenses) to the extent necessary so that the “total annual fund operating expenses” or “other expenses” (as defined in Form N-1A) for each class of the Funds listed on Exhibit A of the Expense Limitation Agreement do not exceed the percentage of average daily net assets set forth in Exhibit A of the Expense Limitation Agreement;

WHEREAS, the Adviser and PNC Funds mutually agree to revise the Expense Limitation Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree to amend Exhibit A of the Expense Limitation Agreement to reflect (i) the inclusion of PNC Treasury Plus Money Market Fund as a party to the Expense Limitation Agreement; (ii) the inclusion of Class R6 shares for PNC International Equity, Multi-Factor Small Cap Core, and Multi-Factor Small Cap Growth Funds; and (iii) the adjustment of expense limitations for all other funds in accordance with a concurrent change in expense allocation methodology. Exhibit A as amended is attached hereto.

Except to the extent amended hereby, the Expense Limitation Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

IN WITNESS WHEREOF, the undersigned have executed this Revised Amendment as of the date and year first above written.

PNC Capital Advisors, LLC		PNC Funds

By:	/s/ Jennifer Spratley	By:	/s/ John Kernan
Name:	Jennifer Spratley	Name:	John Kernan
Title:	Managing Director, Administration	Title:	Vice President and Treasurer

EXHIBIT A

Cap on Total Annual Fund Operating Expenses

(calculated as a percentage of average daily net assets)

Fund	Class A Shares	Class C Shares	Class I Shares	Class R Shares	Class R4 Shares	Class R5 Shares	Class R6 Shares		Advisor Shares	Service Shares
Balanced Allocation Fund	1.21%	1.95%	0.95%	N/A	N/A	N/A	N/A		N/A	N/A
Emerging Markets Equity Fund	1.51%	N/A	1.25%	1.50%	N/A	N/A	N/A		N/A	N/A
International Equity Fund	1.26%	1.98%	0.98%	N/A	N/A	N/A	0.90	%*	N/A	N/A
International Growth Fund	1.11%	N/A	0.85%	1.10%	N/A	N/A	N/A		N/A	N/A
Multi-Factor All Cap Fund	0.93%	1.65%	0.65%	N/A	N/A	N/A	N/A		N/A	N/A
Multi-Factor Large Cap Growth Fund	0.93%	1.65%	0.65%	N/A	N/A	N/A	N/A		N/A	N/A
Multi-Factor Large Cap Value Fund	0.93%	1.65%	0.65%	N/A	N/A	N/A	N/A		N/A	N/A
Multi-Factor Small Cap Core Fund	1.13%	1.85%	0.85%	N/A	N/A	N/A	0.84	%*	N/A	N/A
Multi-Factor Small Cap Growth Fund	1.13%	1.85%	0.85%	N/A	N/A	N/A	0.84	%*	N/A	N/A
Multi-Factor Small Cap Value Fund	1.13%	1.85%	0.85%	N/A	N/A	N/A	N/A		N/A	N/A
Small Cap Fund	1.27%	1.99%	0.99%	N/A	N/A	N/A	N/A		N/A	N/A
Bond Fund	0.79%	1.53%	0.53%	N/A	N/A	N/A	N/A		N/A	N/A
Government Mortgage Fund	0.91%	1.65%	0.65%	N/A	N/A	N/A	N/A		N/A	N/A
Intermediate Bond Fund	0.79%	1.53%	0.53%	N/A	N/A	N/A	N/A		N/A	N/A
Limited Maturity Bond Fund	0.75%	1.49%	0.49%	N/A	N/A	N/A	N/A		N/A	N/A
Total Return Advantage Fund	0.79%	1.53%	0.53%	N/A	N/A	N/A	N/A		N/A	N/A
Ultra Short Bond Fund	0.58%	N/A	0.32%	N/A	N/A	N/A	N/A		N/A	N/A
Intermediate Tax Exempt Bond Fund	0.78%	1.53%	0.53%	N/A	N/A	N/A	N/A		N/A	N/A
Maryland Tax Exempt Bond Fund**	0.78%	1.53%	0.53%	N/A	N/A	N/A	N/A		N/A	N/A
Ohio Intermediate Tax Exempt Bond Fund**	1.08%	1.83%	0.83%	N/A	N/A	N/A	N/A		N/A	N/A
Tax Exempt Limited Maturity Bond Fund	0.78%	N/A	0.53%	N/A	N/A	N/A	N/A		N/A	N/A
Government Money Market Fund	0.44%	N/A	N/A	N/A	N/A	N/A	N/A		0.29%	N/A
Treasury Money Market Fund	0.49%	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A
Treasury Plus Market Fund	N/A	N/A	N/A	N/A	N/A	N/A	N/A		0.38%	0.53%

*Effective as of June 1, 2018, subject to the launch of the R6 share class.

**Fund liquidating effective June 8, 2018.